Exhibit (8)(b)


                              CORE TRUST (DELAWARE)
                               CUSTODIAN CONTRACT



         Contract made this 1st day of September, 1995, as amended August 31, 1998, between Core Trust (Delaware) (the "Trust"), a business trust organized under the laws of the State of Delaware, having its principal place of business at Two Portland Square, Portland, Maine 04101, and Imperial Trust Company (the "Custodian"), a California trust company, having its principal place of business at 201 N. Figueroa Street, Suite 610, Los Angeles, California 90012.


         WHEREAS, the Trust is authorized to issue interests in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and


         WHEREAS, the Trust offers interests in various series as listed in Appendix A hereto (each a "Portfolio," and collectively the "Portfolios"), (such series together with all other series established by the Trust and made subject to this Contract in accordance with Section 12);


         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.        EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

         The Trust hereby employs the Custodian as the custodian of the assets of the Portfolios pursuant to the provisions of the Trust Instrument. The Trust on behalf of the Portfolios agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolios from time to time, and the cash consideration received by it for such shares of beneficial interest of the Trust representing interests in the Portfolios ("Interests") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

         The Trust hereby authorizes the Custodian to use Imperial Bank and The Bank of New York as subcustodians, the use of Imperial Bank being limited to custodianship of cash. In addition, the Custodian may, at any time and from time to time, appoint any other bank as defined in Section 2(a)(5) of the Investment Company Act of 1940 ("1940 Act") meeting the requirements of a custodian under
Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of one or more Portfolios as a subcustodian for the purposes of holding cash, securities and other assets of the Portfolios and performing other functions of the Custodian; provided that the Custodian sends written notification to the Trust on or before the day upon which such other subcustodian is first employed. The Custodian shall be liable for the actions or omissions of any subcustodian to the same extent as if such action or omission were performed by the Custodian itself.

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SECTION 2.        DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF
                  THE TRUST HELD BY TO CUSTODIAN

2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, including all securities owned by such Portfolio, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities Systems."

2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

         3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any subcustodian appointed pursuant to Section l; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such day upon which such other subcustodian is first employed. The Custodian shall be liable for the actions or omissions of any subcustodian to the same extent as if such action or omission were performed by the Custodian itself.

         7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom;

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         8)       For  exchange  or  conversion  pursuant to any plan of merger,
                  consolidation,     recapitalization,     reorganization     or
                  readjustment   of  the   securities  of  the  issuer  of  such
                  securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowings by the Trust on behalf of the Portfolio requiring a pledge of assets by the Trust on behalf of the Portfolio, but only against receipt of amounts borrowed;

         12) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Trust, for delivery to such Transfer Agent or to the holders of interests in connection with distributions in kind, as may be described from time to time in the currently effective Part A and Part B of the registration statement of the Trust related to the Portfolios ("Prospectus"), in satisfaction of requests by holders of Interests for repurchase or redemption; and

         13) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Portfolio, a writing signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 REGISTRATION OF SECURITIES. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Trust on behalf of the Portfolio or of any nominee of the Custodian, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any subcustodian appointed pursuant to Section 1, unless specifically directed by Proper Instructions to hold such

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         registered  securities in so-called street name;  provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Portfolio, or only assets held by a Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and their respective interests therein.

2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or other accounts in the name of Custodian, as custodian of each Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Cash held hereunder shall be deemed to be a special deposit. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be appointed in accordance with and subject to the terms of Section 1 hereof.

2.5 PAYMENTS FOR INTERESTS. The Custodian shall receive from the placement agent for the Interests or from the Transfer Agent of the Trust and deposit into the account of the appropriate Portfolio such payments as are received for Interests of that Portfolio issued or sold form time to time by the Trust. The Custodian will provide timely notification to the Trust on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Interests of such Portfolio.

2.6 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Trust on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Trust on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Interests of such Portfolio which are deposited into the Portfolio's account.

2.7 COLLECTION OF INCOME. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 10) shall be the responsibility of the Trust. The Custodian will have no duty or

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         responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.8 PAYMENT OF MONIES. Upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

         1) Upon the purchase of securities, for the account of the Portfolio but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States which is qualified under the 1940 Act to act as a custodian and has been designed by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof; (c) in the case of repurchase agreements entered into between the Trust on behalf of the
                  Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of the NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (d) for transfer to a time deposit account of the Trust in any domestic bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Section 2.17;

         2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

         3) For the redemption or repurchase of Interests issued by the Portfolio as set forth in Section 2.10 hereof;

         4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any distributions on Interests of the Portfolio declared pursuant to the governing documents of the Trust;

         6) For payment of the amount of dividends received in respect of securities sold short;

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         7)       For any other  proper  purpose,  but only upon  receipt of, in addition to Proper Instructions from the Trust on behalf of the Portfolio, a writing signed by an officer of the Trust and
                  certified  by  its   Secretary  or  an  Assistant   Secretary,
                  specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

2.10 PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF INTERESTS OF THE TRUST. From such funds as may be available for the purpose but subject to the limitations of the Trust Instrument and any applicable votes of the Board of Trustees of the Trust (the "Board") pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Interests who have delivered to the Transfer Agent a request for redemption or repurchase of their Interests. In connection with the redemption or repurchase of Interests of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Interests of the Trust, the Custodian shall honor checks drawn on the Custodian by a holder of Interests, which checks have been furnished by the Trust to the holder of Interests, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

2.11 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this
         Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12 DEPOSIT OF TRUST ASSETS IN SECURITIES SYSTEMS. Upon receipt of Proper Instructions, the Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve

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         Board and Securities and Exchange Commission rules and regulations,  if any, and subject to the following provisions:

         1) The Custodian may keep securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

         3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Trust on behalf of the Portfolio copies of daily transaction sheets reflecting each days transactions in the Securities System for the account of the Portfolio.

         4) The Custodian shall provide the Trust for the Portfolio with any report obtained by the Custodian on the Securities Systems accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

         5) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

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2.13     SEGREGATED  ACCOUNT.   The  Custodian  shall  upon  receipt  of  Proper
         Instructions from the Trust on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for an on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (ii) for other proper corporate purposes, but only, in the case of clause (ii), upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Portfolio, a writing signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Portfolio held by it and in connection with transfers of securities.

2.15 PROXIES. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.16 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. The Custodian shall transmit promptly to the Trust for each Portfolio all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

2.17     PROPER  INSTRUCTIONS.  Proper  Instructions  as  used  throughout  this
         Section 2 means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the

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         Board and the  Custodian  are  satisfied  that such  procedures  afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a
         segregated   asset   account   in   accordance   with   Section   2.13.
         Notwithstanding anything to the contrary contained in the Contract, no person authorized by the Board as described in the preceding paragraph, Trustee, officer, employee or agent of the Trust shall have physical access to the assets of any Portfolio held by the Custodian nor shall the Custodian deliver any assets of a Portfolio for delivery to an account of such person; provided, however, that nothing in this Section
         2.17  shall   prohibit  the  Trust's   independent   certified   public
         accountants from examining or reviewing the assets of the Portfolio's held by the Custodian.

2.18 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Trust on behalf of each applicable Portfolio:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust on behalf of the Portfolio;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

2.19 EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board pursuant to the Trust Instrument as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 3.        DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF
                  ACCOUNT

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board who keep the books of account of each Portfolio.

SECTION 4.        RECORDS

         The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the 1940 Act with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees and agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

SECTION 5.        OPINION OF TRUST'S INDEPENDENT ACCOUNTANT

         The Custodian shall take all reasonable action, as the Trust on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-lA, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

SECTION 6.        REPORTS TO TRUST BY INDEPENDENT PUBLIC ACCOUNTANTS

         The Custodian shall provide the Trust, on behalf of each of the Portfolios at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 7.        COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each applicable Portfolio and the Custodian.

SECTION 8.        RESPONSIBILITY OF CUSTODIAN

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         If the Trust on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Portfolio being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Trust requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominees own negligent action, negligent failure to act or willful misconduct, the Custodian promptly shall notify the Trust of the existence of any such advances, their amount and the Portfolio to which the advance applies. Such advances shall be payable on demand, on the first business day following the Trust's receipt of notice of such demand.

SECTION 9.        EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that the Trust on behalf of one or more of the Portfolios may at time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) terminate this Contract immediately or at such later time as the Trust may designate in the event the Trust determines that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect.

         Upon termination of the Contract, the Trust on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

SECTION 10.  SUCCESSOR CUSTODIAN

         If a successor custodian for the Trust or of one or more of the Portfolios shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian all property of the Trust then held by it hereunder and, in the case of securities, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System. The Custodian shall take all reasonable steps to assist in the transfer of the assets of the applicable Portfolios to the successor custodian.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote. In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in New York City, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 11.  INTERPRETIVE AND ADDITIONAL PROVISIONS

         In connection with the operation of this Contract, the Custodian and the Trust on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust Instrument of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

SECTION 12.  ADDITIONAL PORTFOLIOS

         In the event that the Trust establishes one or more series of Interests in addition to the Portfolios with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Interests shall become a Portfolio hereunder.

SECTION 13.  CALIFORNIA LAW TO APPLY

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of State of California.

SECTION 14.  PRIOR CONTRACTS

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Trust on behalf of each of the Portfolios and the Custodian relating to the custody of the Trust's assets.

SECTION 15.  MISCELLANEOUS

15.1 The Custodian agrees to treat all records and other information relative to the Trust and its prior, present or potential Shareholders confidentially and the Custodian on behalf of itself and its employees agrees to keep confidential all such information, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld. The preceding notwithstanding, in the event legal process is served upon the Custodian requiring certain disclosure, the Custodian may divulge such information. In such event, the Custodian shall, if legally permissible, advise the Trust of its receipt of such legal process.

15.2 Notwithstanding any other provision of this Contract, the parties agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio and that no Portfolio shall be liable or shall be charged for any debt, obligation or liability or any other Portfolio, whether arising under the Contract or otherwise.

15.3     The  provisions  of this  Section  15,  Sections  7, 8, 13 and 16,  and
         Section 2.19, and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Contract shall survive any termination of this Contract.

SECTION 16.         LIMITATIONS OF LIABILITY OF THE TRUSTEES AND
                    SHAREHOLDERS OFFICERS, EMPLOYEES AND AGENT

         A copy of the Trust Instrument of the Trust is on file with the Secretary of the Trust. The parties agree that neither the Shareholders, Trustees, officers, employees nor any agent of the Trust shall be liable hereunder and that the parties to this Contract other than the Trust shall look solely to the Trust property for the performance of this Contract or payment of any claim under this Contract.

         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed all as of the day and year first above written.


ATTEST                                                     CORE TRUST (DELAWARE)




By:________________________                            By:______________________
         David I. Goldstein                                  John Y. Keffer
           Secretary                                         President



ATTEST                                                    IMPERIAL TRUST COMPANY




By:________________________                           By:_______________________

Title:_____________________                         Title:______________________

                               CUSTODIAN CONTRACT
                                   CORE TRUST

                                   APPENDIX A
                             PORTFOLIOS OF THE TRUST
                                 AUGUST 31, 1998


Government Portolfio
Treasury Cash Portolfio
Cash Portfolio
Government Cash Portfolio
Municipal Cash Portfolio

                              CORE TRUST (DELAWARE)
                       CUSTODIAN CONTRACT FEE ARRANGEMENT
                                September 1, 1995


         WHEREAS, Core Trust (Delaware), a business trust organized under the laws of the State of Delaware, having its principal place of business at 61 Broadway, New York, N.Y. 10006 (the "Trust") and Imperial Trust Company, a California trust company, having its principal place of business at 201 N. Figueroa Street, Suite 610, Los Angeles, California 90012 (the "Custodian") have entered into a Custodian Contract on the 1st day of September, 1995 (the "Contract"); and

         WHEREAS, Section 7 of the Contract provides that the Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each portfolio of the Trust and the Custodian;

         NOW THEREFORE, in consideration of the services to be provided by the Custodian under the Contract, the Trust and the Custodian agree that the Trust shall pay the Custodian, with respect to Treasury Cash Portfolio, Government Cash Portfolio, and Cash Portfolio, (each a "Portfolio"), a fee of 0.025% of the average annual daily net assets of each Portfolio. Such fees shall be accrued by the Trust daily and payable monthly in arrears on the first day of the next month.





ATTEST                                                     CORE TRUST (DELAWARE)



____________________                                       By__________________
David I. Goldstein                                              John Y. Keffer
  Secretary                                                     President


ATTEST                                                    IMPERIAL TRUST COMPANY



____________________                                       By__________________
Jai Sondhi                                                     Michael Vaughan
  Senior Vice President                                        President

                              CORE TRUST (DELAWARE)
                       CUSTODIAN CONTRACT FEE ARRANGEMENT
                               as of June 16, 1998


         WHEREAS, Core Trust (Delaware), a business trust organized under the laws of the State of Delaware, having its principal place of business at Two Portland Square, Portland, Maine 04101 (the "Trust") and Imperial Trust Company, a California trust company, having its principal place of business at 201 N. Figueroa Street, Suite 610, Los Angeles, California 90012 (the "Custodian") have entered into a Custodian Contract on the 1st day of September, 1995 (the "Contract"); and

         WHEREAS, Section 7 of the Contract provides that the Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each portfolio of the Trust and the Custodian;

         NOW THEREFORE, in consideration of the services to be provided by the Custodian under the Contract, the Trust and the Custodian agree that the Trust shall pay the Custodian, with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio (each a "Portfolio"), a fee of 0.025% of the average annual daily net assets of each Portfolio. Such fees shall be accrued by the Trust daily and payable monthly in arrears on the first day of the next month.


ATTEST                                                     CORE TRUST (DELAWARE)



\s\                                              By:\s\
_______________________                                _________________________
David I. Goldstein                                     John Y. Keffer
  Secretary                                            President


ATTEST                                                    IMPERIAL TRUST COMPANY



\s\                                                       By:\s\
_______________________                                       __________________
Title:                                                         Title:

                              CORE TRUST (DELAWARE)
                       CUSTODIAN CONTRACT FEE ARRANGEMENT
                              as of August 31, 1998


         WHEREAS, Core Trust (Delaware), a business trust organized under the laws of the State of Delaware, having its principal place of business at Two Portland Square, Portland, Maine 04101 (the "Trust") and Imperial Trust Company, a California trust company, having its principal place of business at 201 N. Figueroa Street, Suite 610, Los Angeles, California 90012 (the "Custodian") have entered into a Custodian Contract on the 1st day of September, 1995, as amended August 31, 1998, (the "Contract"); and

         WHEREAS, Section 7 of the Contract provides that the Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each portfolio of the Trust and the Custodian;

         NOW THEREFORE, in consideration of the services to be provided by the Custodian under the Contract, the Trust and the Custodian agree that the Trust shall pay the Custodian, with respect to Government Portfolio, Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio (each a "Portfolio"), the following fees:

                                               Fee as a % of
Portfolio                           Annual Average Daily Net Assets
---------                           -------------------------------
Municipal Cash Portfolio            0.025%
Total of All Other Portfolios       0.025% of the first $1.5 billion,  0.020% of
                                       the next $1.0 billion and 0.015% of the balance

Such fees shall be accrued by the Trust daily and payable monthly in arrears on the first day of the next month.

ATTEST                                                     CORE TRUST (DELAWARE)




By:                                                   By:
  ___________________________                           ________________________
    David I. Goldstein                                    John Y. Keffer

      Secretary                                            President


ATTEST                                                    IMPERIAL TRUST COMPANY




By:   ______________________                         By:   _____________________

Title:_______________________                        Title:_____________________